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                                                                   Exhibit 10.3




                            EQUITABLE RESOURCES, INC.

                           DEFERRED COMPENSATION PLAN




                  AMENDED AND RESTATED EFFECTIVE MARCH 1, 2001


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                            EQUITABLE RESOURCES, INC.
                           DEFERRED COMPENSATION PLAN

                                Table of Contents

ARTICLE I..................................................................................5

   1.1   STATEMENT OF PURPOSE..............................................................5

ARTICLE II.................................................................................6

DEFINITIONS................................................................................6

   2.1   ACCOUNT...........................................................................6
   2.2   BASE SALARY.......................................................................6
   2.3   BENEFICIARY.......................................................................6
   2.4   BOARD.............................................................................6
   2.5   BONUS.............................................................................6
   2.6   CHANGE IN CONTROL.................................................................6
   2.7   CODE..............................................................................7
   2.8   COMMITTEE.........................................................................7
   2.9   COMPANY...........................................................................7
   2.10  COMPENSATION......................................................................7
   2.11  CREDITED SERVICE..................................................................7
   2.12  DEFERRAL ACCOUNT..................................................................7
   2.13  DEFERRAL AMOUNT...................................................................8
   2.14  DEFERRAL BENEFIT..................................................................8
   2.15  DEFERRAL ELECTION.................................................................8
   2.16  DISABILITY........................................................................8
   2.17  EARLY RETIREMENT..................................................................8
   2.18  ELIGIBLE EMPLOYEE.................................................................8
   2.19  ELECTIVE DEFERRAL AMOUNT..........................................................8
   2.20  EMPLOYER..........................................................................8
   2.21  HARDSHIP WITHDRAWAL...............................................................8
   2.22  INVESTMENT RETURN RATE............................................................8
   2.23  MATCHING ACCOUNT..................................................................9
   2.24  MATCHING AMOUNT...................................................................9
   2.25  OTHER INCOME......................................................................9
   2.26  PARTICIPANT.......................................................................9
   2.27  PARTICIPATION AGREEMENT...........................................................9
   2.28  PLAN..............................................................................9
   2.29  PLAN YEAR.........................................................................9
   2.30  REGULAR DEFERRAL AMOUNT...........................................................9
   2.31  REGULAR MATCHING AMOUNT..........................................................10
   2.32  REQUIRED DEFERRAL AMOUNT.........................................................10
   2.33  RETIREMENT.......................................................................10
   2.34  SELECTED AFFILIATE...............................................................10
   2.35  SPECIAL BONUS DEFERRAL AMOUNT....................................................10
   2.36  SPECIAL BONUS MATCHING AMOUNT....................................................10
   2.37  VALUATION DATE...................................................................10

ARTICLE III...............................................................................11

ELIGIBILITY AND PARTICIPATION.............................................................11

   3.1   ELIGIBILITY......................................................................11
   3.2   PARTICIPATION....................................................................11
   3.3   CHANGE IN PARTICIPATION STATUS...................................................11
   3.4   INELIGIBLE PARTICIPANT...........................................................11

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
ARTICLE IV................................................................................13

DEFERRAL OF COMPENSATION..................................................................13

   4.1   DEFERRAL AMOUNTS.................................................................13
   4.2   MATCHING AMOUNTS.................................................................13
   4.3   CREDITING OF DEFERRAL AMOUNTS AND MATCHING AMOUNTS...............................14

ARTICLE V.................................................................................15

BENEFIT ACCOUNTS..........................................................................15

   5.1   VALUATION OF ACCOUNT.............................................................15
   5.2   CREDITING OF INVESTMENT RETURN...................................................15
   5.3   STATEMENT OF ACCOUNTS............................................................15
   5.4   VESTING OF AMOUNTS...............................................................15
   5.5   INVESTMENT OF REGULAR, ELECTIVE AND REQUIRED DEFERRAL AMOUNTS....................16
   5.6   INVESTMENT OF SPECIAL BONUS DEFERRAL AMOUNTS AND MATCHING AMOUNTS................17

ARTICLE VI................................................................................18

PAYMENT OF BENEFITS.......................................................................18

   6.1   PAYMENT OF DEFERRAL BENEFITS.....................................................18
   6.2   PAYMENT OF DEFERRAL BENEFIT UPON TERMINATION.....................................18
   6.3   PAYMENTS TO BENEFICIARIES UPON DEATH OF PARTICIPANT..............................18
   6.4   HARDSHIP WITHDRAWAL..............................................................18
   6.5   FORM OF PAYMENT..................................................................19
   6.6   COMMENCEMENT OF PAYMENTS.........................................................19
   6.7   SMALL BENEFIT....................................................................19

ARTICLE VII...............................................................................20

BENEFICIARY DESIGNATION...................................................................20

   7.1   BENEFICIARY DESIGNATION..........................................................20
   7.2   CHANGE OF BENEFICIARY DESIGNATION................................................20
   7.3   NO DESIGNATION...................................................................20
   7.4   EFFECT OF PAYMENT................................................................20

ARTICLE VIII..............................................................................21

ADMINISTRATION............................................................................21

   8.1   COMMITTEE........................................................................21
   8.2   INVESTMENTS......................................................................21
   8.3   AGENTS...........................................................................21
   8.4   BINDING EFFECT OF DECISIONS......................................................21
   8.5   INDEMNIFICATION OF COMMITTEE.....................................................21

ARTICLE IX................................................................................22

AMENDMENT AND TERMINATION OF PLAN.........................................................22

   9.1   AMENDMENT........................................................................22
   9.2   TERMINATION......................................................................22

ARTICLE X.................................................................................23

MISCELLANEOUS.............................................................................23

   10.1  FUNDING..........................................................................23
   10.2  NONASSIGNABILITY.................................................................23
   10.3  LEGAL FEES AND EXPENSES..........................................................23


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
   10.4  CAPTIONS.........................................................................24
   10.5  GOVERNING LAW....................................................................24
   10.6  SUCCESSORS.......................................................................24
   10.7  RIGHT TO CONTINUED SERVICE.......................................................24

EXHIBIT A.................................................................................25

EXHIBIT B.................................................................................26

EXHIBIT C.................................................................................27


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                                    ARTICLE I

         1.1 STATEMENT OF PURPOSE

         This is the Equitable Resources, Inc. Deferred Compensation Plan (the "Plan") made in the form of this Plan and in related agreements between the Employer and certain management or highly compensated employees. The purpose of the Plan is to provide management and highly compensated employees of the Employer with the option to defer the receipt of portions of their compensation payable for services rendered to the Employer. It is intended that the Plan will assist in attracting and retaining qualified individuals to serve as officers and managers of the Employer.


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                                   ARTICLE II

                                   DEFINITIONS

         When used in this Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

         2.1 ACCOUNT.

         "Account" means the sum of a Participant' s Deferral Account and Matching Account.

         2.2 BASE SALARY.

                  "Base Salary" means a Participant's base earnings paid by the Employer to a Participant without regard to any increases or decreases in base earnings as a result of an election to defer base earnings under this Plan or
(ii) an election between benefits or cash provided under a Plan of an Employer maintained pursuant to Section 125 or 401(k) of the Code, and as limited in Exhibit B attached hereto.

         2.3 BENEFICIARY.

         "Beneficiary" means the person or persons designated or deemed to be designated by the Participant pursuant to Article VII to receive benefits payable under the Plan in the event of the Participant's death.

         2.4 BOARD.

         "Board" means the Board of Directors of the Company.

         2.5 BONUS.

         "Bonus" means a Participant's bonus or sales commission paid by the Employer to a Participant under the plans listed in Exhibit B attached hereto and to the degree limited in Exhibit B, as applicable, without regard to any decreases as a result of an election to defer all or any portion of a bonus under this Plan or (ii) an election between benefits or cash provided under a plan of the Employer maintained pursuant to Section 401(k) of the Code.

         2.6 CHANGE IN CONTROL.

         "Change in Control" means any of the following events:

                  (a) The sale or other disposition by the Company of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than eighty percent (80%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board of Directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Company common stock and voting power immediately prior to such sale or disposition.

                  (b) The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership of twenty percent (20%) or more of the


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outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board; provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act (as such rule is in effect as of November 1, 1995) to file a statement on
Schedule 13G with respect to its beneficial ownership of Company common stock and other voting securities whether or not such person shall have filed a statement on Schedule 13G, unless such person shall have filed a statement on
Schedule 13D with respect to beneficial ownership of fifteen percent (15%) or more of the Company's voting securities, shall not constitute a Change of Control;

                  (c) The Company's termination of its business and liquidation of its assets;

                  (d) The reorganization, merger or consolidation of the Company into or with another person or entity, by which reorganization, merger or consolidation the persons who hold one hundred percent (100%) of the voting securities of the Company prior to such reorganization, merger or consolidation receive or continue to hold less than sixty percent (60%) of the outstanding voting shares of the new or continuing corporation; or

                  (e) If, during any two-year period, less than a majority of the members of the Board are persons who were either (i) nominated or recommended for election by at least two-thirds vote of the persons who were members of the Board or nominated by the Board at the beginning of the period, or (ii) elected by at least two-thirds vote of the persons who were members of the Board at the beginning of the period.

         2.7 CODE.

         "Code" means the Internal Revenue Code of 1986, as amended.

         2.8 COMMITTEE.

         "Committee " has the meaning set forth in Section 8.1.

         2.9 COMPANY.

         "Company" means Equitable Resources, Inc. and any successor thereto.

         2.10 COMPENSATION.

         "Compensation" means the Base Salary and Bonus payable with respect to an Eligible Employee for each Plan Year.

         2.11 CREDITED SERVICE.

         "Credited Service" means the sum of all periods of a Participant's employment by the Company or a Selected Affiliate for which service credit is given under the Equitable Resources Pension Plan, as then in effect.

         2.12 DEFERRAL ACCOUNT.

         "Deferral Account" means the account maintained on the books of the Employer for the purpose of accounting for the amount of Compensation and Other Income that each Participant elects or is required to defer under the Plan and for the amount of investment return credited thereto for each Participant pursuant to Article V.


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         2.13 DEFERRAL AMOUNT.

         "Deferral Amount" means the Regular Deferral Amounts, Special Bonus Deferral Amounts, Elective Deferral Amounts and Required Deferral Amounts deferred by a Participant under Section 4.1.

         2.14 DEFERRAL BENEFIT.

         "Deferral Benefit" means the benefit payable to a Participant or his or her Beneficiary pursuant to Article VI.

         2.15 DEFERRAL ELECTION.

         "Deferral Election" means the written election made by a Participant to defer Compensation or Other Income pursuant to Article IV. "Regular Deferral Election" shall mean the written election made by a Participant to defer Compensation pursuant to Section 4.1(a). "Special Bonus Deferral Election" shall mean the written election made by a Participant to defer Bonus pursuant to
Section 4.1(b) or 4.2(b). "Other Income Deferral Election" shall mean the written election made by a Participant to defer Other Income pursuant to Section 4.1(c).

         2.16 DISABILITY.

         "Disability" means a Participant's Disability as defined under the Company's Long Term Disability Plan or its successors.

         2.17 EARLY RETIREMENT.

         "Early Retirement" will be granted by the Committee at its sole discretion.

         2.18 ELIGIBLE EMPLOYEE.

         "Eligible Employee" means a highly compensated or management employee of the Employer who is designated by the Committee, by name or group or description, in accordance with Section 3.1, as eligible to participate in the Plan.

         2.19 ELECTIVE DEFERRAL AMOUNT.

         "Elective Deferral Amount" means the amount of Other Income deferred by a Participant under Section 4.1(c).

         2.20 EMPLOYER.

         "Employer" means, with respect to a Participant, the Company or the Selected Affiliate which pays such Participant's Compensation.

         2.21 HARDSHIP WITHDRAWAL.

         "Hardship Withdrawal" has the meaning set forth in Section 6.4

         2.22 INVESTMENT RETURN RATE.

         "Investment Return Rate" means:

                  (a) In the case of an investment named in Exhibit C of a fixed income nature, the interest deemed to be credited as determined in accordance with the procedures applicable to


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the same investment option provided under the Equitable Resources, Inc. Employee
Savings Plan, originally adopted September 1, 1985, as amended ("EQUITABLE
401(k) PLAN");

                  (b) In the case of an investment named in Exhibit C of an equity investment nature, the increase or decrease in deemed value and dividends deemed to be credited as determined in accordance with the procedures applicable to the same investment option provided under the Equitable 401(k) Plan; or

                  (c) In the case of the Equitable Resources Common Stock Fund, the increase or decrease in the deemed value, and the reinvestment in the Equitable Resources Common Stock Fund of any dividends deemed to be credited, as determined in accordance with the procedures applicable to investments in the Equitable Resources Common Stock Fund under the Equitable 401(k) Plan.

         2.23 MATCHING ACCOUNT.

         "Matching Account" means the account maintained on the books of the Employer for the purpose of accounting for the Matching Amount and for the amount of investment return credited thereto for each Participant pursuant to
Article V.

         2.24 MATCHING AMOUNT.

         "Matching Amount" means the Regular Matching Amounts and Special Bonus Matching Amounts credited to a Participant's Matching Account under Section 4.2.

         2.25 OTHER INCOME.

         "Other Income" means cash awards, excluding Compensation, paid by the Employer to a Participant and awards of restricted stock to a Participant.

         2.26 PARTICIPANT.

         "Participant" means any Eligible Employee who elects to participate by filing a Participation Agreement or who is automatically enrolled with respect to a Minimum Bonus Deferral Amount as provided in Section 3.2.

         2.27 PARTICIPATION AGREEMENT.

         "Participation Agreement" means the agreement filed by a Participant, in the form prescribed by the Committee, pursuant to Section 3.2.

         2.28 PLAN.

         "Plan" means the Equitable Resources, Inc. Deferred Compensation Plan, as amended from time to time.

         2.29 PLAN YEAR.

         "Plan Year" means a twelve-month period commencing January 1 and ending the following December 31.

         2.30 REGULAR DEFERRAL AMOUNT.

         "Regular Deferral Amount" means the amount of Compensation deferred by a Participant under Section 4.1(a).


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         2.31 REGULAR MATCHING AMOUNT.

         "Regular Matching Amount" means the amount credited to a Participant's Company Matching Account under Section 4.2(a).

         2.32 REQUIRED DEFERRAL AMOUNT.

         "Required Deferral Amount" means the amount, other than Compensation, automatically credited to a Participant's Deferral Account pursuant to the terms of a special benefit or bonus plan (other than a plan listed on Exhibit B).

         2.33 RETIREMENT.

         "Retirement" means the termination of a Participant who has reached age 65.

         2.34 SELECTED AFFILIATE.

         "Selected Affiliate" means (1) any company in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the chain owns or controls, directly or indirectly, stock possessing not less than 50 percent of the total combined voting power of all classes of stock in one of the other companies, or (2) any partnership or joint venture in which one or more of such companies is a partner or venturer, each of which shall be selected by the Committee.

         2.35 SPECIAL BONUS DEFERRAL AMOUNT.

         "Special Bonus Deferral Amount" means the sum of the Minimum Bonus Deferral Amounts and the Discretionary Bonus Deferral Amounts deferred by certain direct and indirect reports to the Chief Executive Officer of the Company ("CEO") described in Section 4.1(b). "MINIMUM BONUS DEFERRAL AMOUNT" shall refer to the 20% and 10%, as applicable, Bonus deferrals described in
Section 4.1(b) which must be made by such direct and indirect reports to the CEO. "DISCRETIONARY BONUS DEFERRAL AMOUNTS" shall refer to any additional Bonus deferrals made by such direct and indirect reports to the CEO in excess of the Minimum Bonus Deferral Amount. "EQUIVALENT MINIMUM BONUS DEFERRAL AMOUNT" shall refer to any Bonus deferral equivalent to the Minimum Bonus Deferral Amount made by such direct and indirect reports to the CEO who is authorized but not obligated to defer such amount as described in Sections 4.1(b) and 4.2(b).

         2.36 SPECIAL BONUS MATCHING AMOUNT.

         "Special Bonus Matching Amount" means the amount credited to a Participant's Matching Account under Section 4.2(b).

         2.37 VALUATION DATE.

         "Valuation Date" means a date on which the amount of a Participant's Account is valued as provided in Article V. The Valuation Date shall be the last day of each calendar quarter and any other date determined by the Committee.


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                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

         3.1 ELIGIBILITY.

         Eligibility to participate in the Plan is limited to Eligible Employees. From time to time, and subject to Section 3.4, the Committee shall prepare, and attach to the Plan as Exhibit A, a complete list of the Eligible Employees, by individual name or by reference to an identifiable group of persons or by descriptions of the components of compensation of an individual which would qualify individuals who are eligible to participate, and all of whom shall be a select group of management or highly compensated employees.

         3.2 PARTICIPATION.

         (a) Regular Deferrals. Except as otherwise provided in (b), participation in the Plan shall be limited to Eligible Employees who elect to participate in the Plan by filing a Participation Agreement with the Committee. An Eligible Employee shall commence participation in the Plan upon the first day of the Plan Year following the receipt of his or her Participation Agreement by the Committee or within 30 days of becoming a Participant if such date occurs after the commencement of the Plan Year.

         (b) Minimum Bonus Deferral Amounts. Notwithstanding (a), an Eligible Employee who is required to defer a Minimum Bonus Deferral Amount or a Required Deferral Amount into the Plan under Section 4.1(b) or 4.1(d) shall automatically become a Participant in the Plan regardless of whether the Participant files a Participation Agreement.

         3.3 CHANGE IN PARTICIPATION STATUS.

         (a) Regular Deferral and Elective Deferral Amounts. Except as otherwise required in Section 3.2(b) and as otherwise provided in Sections 3.3(b) and (c) below, a Participant may elect to terminate his or her participation in the Plan at any time by filing a written notice thereof with the Committee. A termination of participation with respect to Regular Deferral and/or Elective Deferral Amounts will become effective as of the beginning of the next Plan Year following receipt of the termination election by the Committee and in accordance with the Committee's prevailing administrative procedures.

         (b) Special Bonus Deferral Amounts. A termination of participation with respect to Discretionary Bonus Deferral Amounts will become effective as of the start of the next Bonus measurement period. A Participant shall not be permitted to terminate the deferral of Minimum Bonus Deferral Amounts.

         (c) Required Deferral Amounts. A Participant shall only be permitted to terminate the deferral of Required Deferral Amounts in accordance with the provisions of the governing employee benefit or bonus plan under which the payment was made.

         (d) Amounts credited to such Participant's Account with respect to periods prior to the effective date of a termination described in (a), (b) or
(c) shall continue to be payable pursuant to, receive investment credit on, and otherwise be governed by, the terms of the Plan.

         3.4 INELIGIBLE PARTICIPANT

         Notwithstanding any other provisions of this Plan to the contrary, if the Committee determines that any Participant may not qualify as a "management or highly compensated employee" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or regulations thereunder, the Committee may determine, in its


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sole discretion, that such Participant shall cease to be eligible to participate in this Plan. Upon such determination, the Employer shall distribute (in cash and/or in kind, as applicable) to the Participant an amount equal to the vested amount credited to his Account as soon as administratively practicable. Upon such payment, no benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary, and all of the Participant' s elections as to the time and manner of payment of his Account will be deemed to be canceled.


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                                   ARTICLE IV

                            DEFERRAL OF COMPENSATION

         4.1 DEFERRAL AMOUNTS.

         (a) Regular Deferral Amount. Subject to paragraph (b), below, with respect to each Plan Year, a Participant may elect to defer a specified percentage of his or her Compensation as provided in Exhibit B. Subject to paragraph (b) below, a Participant may change the percentage of his or her Compensation to be deferred by filing a new Regular Deferral Election with the Committee. Any permitted changes in such deferral election shall be effective as of the first day of the Plan Year immediately following the Plan Year in which such Deferral Election is filed with the Committee and shall continue in effect for future years.

         (b) Special Bonus Deferral Amount. Notwithstanding paragraph (a),above, pursuant to the terms of the applicable Bonus plan, a Participant who reports directly to the Company's Chief Executive Officer may be required to defer at least twenty percent (20%) of his or her Bonus and a Participant who reports directly to an executive who reports directly to the Company's Chief Executive Officer may be required to defer at least ten percent (10%) of his or her Bonus, into the Plan (the "Minimum Bonus Deferral Amount"). If the Bonus plan applicable to a Participant waives the required Minimum Bonus Deferral when stock ownership guidelines are met, and the Participant has met the applicable guidelines, then he is eligible to defer an Equivalent Minimum Bonus Deferral Amount hereunder. Notwithstanding anything herein to the contrary, a Participant required to defer a Minimum Bonus Deferral Amount shall not be permitted to elect to make a change in a Special Bonus Deferral Election below the Minimum Bonus Deferral Amount.

         (c) Elective Deferral Amount. A Participant may elect to defer a specified percentage or designated item of Other Income to the extent such income is attributable to services performed by the Participant after the election becomes effective, and, with respect to Other Income granted in the form of restricted property or other property subject to any vesting criteria, prior to the lapse of the restrictions thereon and during a period when such lapse of restrictions or vesting is substantially uncertain to occur. A Participant may change the percentage or designated items of his or her Other Income to be deferred by filing a new Other Income Deferral Election with the Committee. Any such change in deferral election shall be effective as of the first day of the Plan Year immediately following the Plan Year in which such Deferral Election is filed with the Committee or, if later in the case of a deferral of restricted property, the Plan Year immediately following the last year in which such restrictions are scheduled to lapse

         (d) Required Deferral Amount. A Participant may be entitled to receive an award, other than Compensation, under a special benefit or bonus plan (other than a plan listed on Exhibit B), the terms of which require deferral of some or all of the award into his or her Deferral Account . Notwithstanding anything herein to the contrary, a Participant required to defer a Required Deferral Amount shall not be permitted to elect to make a change in the deferral election except as otherwise permitted by the terms of the special benefit or bonus plan.

         4.2 MATCHING AMOUNTS.

         (a) Regular Matching Amount. Subject to paragraph (b), below, if the Committee authorizes a Regular Matching Amount with respect to, and preceding, any Plan Year(s), the Employer shall provide Regular Matching Amounts under this Plan with respect to each Participant who is eligible to be allocated matching contributions under the Savings Plan. The total Regular Matching Amounts under this Plan on behalf of a Participant for each Plan Year shall not exceed the difference between the matching percentage of the Compensation deferred by a Participant under this Plan pursuant to the Participant's Regular Deferral Election


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

and of the Participant's pre-tax elective deferrals for the Plan Year under the Savings Plan, less (ii) the Employer matching contributions allocated to the Participant under the Savings Plan for such Plan Year.

         (b) Special Bonus Matching Amount. Notwithstanding paragraph (a), above, a Participant (i) who is either required to defer a Minimum Bonus Deferral Amount under Section 4.1(b), or who is eligible and elects to defer an amount equivalent to the applicable Minimum Bonus Deferral Amount ("Equivalent Minimum Bonus Deferral Amount") and (ii)who elects to defer a Discretionary Bonus Deferral Amount shall be credited with a Special Bonus Matching Amount equal to twenty-five one hundredths (.25) of one (1) share of the Common Stock of the Company for every one (1) share of the Common Stock of the Company deemed to be purchased under the Plan pursuant to Section 5.6 with the Discretionary Bonus Deferral Amount. There shall be no limit on a Participant's Special Bonus Matching Amount. Only Participants subject to the requirement to defer a Minimum Bonus Deferral Amount or who are authorized hereunder to defer an Equivalent Minimum Bonus Deferral Amount shall be eligible to defer a Discretionary Bonus Deferral Amount.

         (c) Neither Minimum Bonus Deferral Amounts, Equivalent Minimum Bonus Deferral Amounts, Elective Deferral Amounts nor Required Deferral Amounts shall be credited with any matching contributions under the Plan.

         4.3 CREDITING OF DEFERRAL AMOUNTS AND MATCHING AMOUNTS.

         Participant's Deferral Amounts shall be credited by the Employer to the Participant's Deferral Account periodically, the frequency of which will be determined by the Committee. To the extent that the Employer is required to withhold any taxes or other amounts from a Participant's Deferral Amounts pursuant to any state, federal or local law, such amounts shall be withheld only from the Participant's income other than the Deferral Amounts . The Matching Amounts under the Plan for each Participant shall be credited by the Employer to the Participant's Matching Account periodically, the frequency of which will be determined by the Committee.


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                                    ARTICLE V

                                BENEFIT ACCOUNTS

         5.1 VALUATION OF ACCOUNT.

         As of each Valuation Date, a Participant's Account shall consist of the balance of the Participant's Account as of the immediately preceding Valuation Date, plus the Participant's Deferral Amounts and Matching Amounts credited pursuant to Sections 4.1 and 4.2 since the immediately preceding Valuation Date, plus or minus investment gain or loss credited as of such Valuation Date pursuant to Section 5.2, minus the aggregate amount of distributions, if any, made from such Account since the immediately preceding Valuation Date.

         5.2 CREDITING OF INVESTMENT RETURN.

         As of each Valuation Date, each Participant's Deferral Account and Matching Account shall be increased or decreased by the amount of investment gain or loss earned since the immediately preceding Valuation Date. Investment return shall be credited at the Investment Return Rate as of such Valuation Date based on the balance of the Participant's Deferral Account and Matching Account, respectively, since the immediately preceding Valuation Date, but after such Accounts have been adjusted for any contributions or distributions to be credited or deducted for such period. Investment return for the period prior to the first Valuation Date applicable to a Deferral Account or a Matching Account shall be deemed earned ratably over such period. Until a Participant or his or her Beneficiary receives his or her entire Account, the unpaid balance thereof shall earn an investment return as provided in this Section 5.2.

         5.3 STATEMENT OF ACCOUNTS.

         The Committee shall provide to each Participant, within 30 days after the close of each calendar quarter, a statement setting forth the balance of such Participant's Account as of the last day of the preceding calendar quarter and showing all adjustments made thereto during such calendar quarter.

         5.4 VESTING OF AMOUNTS.

         Except as provided in Sections 10.1 and 10.2, a Participant shall be 100% vested in the amounts credited to his or her Account in the event of a Change in Control. Prior to a Change in Control, amounts credited to a Participant's Deferral Account or Matching Account shall vest in accordance with the following paragraphs of this Section 5.4.

                  (a) Regular Deferral Amounts. A Participant shall be 100% vested in the Regular Deferral Amounts credited to his or her Deferral Account at all times.

                  (b) Special Bonus Deferral Amounts. The Minimum Bonus Deferral Amount or the Equivalent Minimum Bonus Deferral Amount credited to a Participant's Deferral Account with respect to each Plan Year shall vest in increments of fifty percent (50, with the first 50% vesting upon the completion of the first year of Credited Service following the Plan Year to which the Deferral Amount relates and the remaining 50% vesting upon the completion of the second year of Credited Service following such Plan Year. Any nonvested portion of a Participant's Minimum Bonus Deferral Amount or Equivalent Minimum Bonus Deferral Amount shall be forfeited if the Participant voluntarily resigns from the Company. A Participant shall be 100% vested in the Discretionary Bonus Deferral Amounts credited to his or her Deferral Account at all times. Nonvested portions of a Participant's Minimum Bonus Deferral Amount or Equivalent Minimum Bonus Deferral Amount shall be paid to the Participant if the Participant is involuntarily terminated by the Company for any reason other than cause or to his beneficiary if Participant dies while employed.

                  (c) Elective Deferral Amounts. A Participant shall be 100% vested in the Elective Deferral Amounts credited to his or her Deferral Account at all times.

                  (d) Required Deferral Amounts. Required Deferral Amounts shall vest in accordance with the provisions of the special benefit or bonus plan under which the award is deferred into the Plan.

                  (e) Regular Matching Amounts. A Participant's Regular Matching Amounts shall vest in accordance with the vesting schedule for Company Contributions under the Equitable 401(k) Plan.

                  (f) Special Bonus Matching Amounts. The Special Bonus Matching Amounts credited to a Participant's Matching Account with respect to each Plan Year shall vest in increments of thirty-three and one-third percent (33.3%); with the first 33.3% vesting upon the completion of the first year of Credited Service following the Plan Year to which the Special Bonus Matching Amount relates and the two remaining portions vesting upon the completion of the second and third years, respectively, of Credited Service following the Plan Year to which the Special Bonus Matching Amount relates. Any nonvested portion of a Participant's Special Bonus Matching Amount shall be forfeited if the Participant terminates employment with the Company for any reason.

                  (g) Application of Forfeitures. Forfeitures under the Plan shall be for the benefit of the Company and shall not be credited to other Participants.

         5.5 INVESTMENT OF REGULAR, ELECTIVE AND REQUIRED DEFERRAL AMOUNTS.

         A Participant may direct that the portion of his or her Deferral Account attributable to Regular and Elective Deferral Amounts under Sections 4.1(a) and 4.1 (c) be deemed to be invested in one or more of the investment options listed in Exhibit C, in increments of whole percents (1%) or whole dollars ($1.00) of the value of his or her Regular Deferral and Elective Deferral Amount (a "New Money Election"). A Participant also may direct that Regular and Elective Deferral Amounts previously credited to his or her Deferral Account and deemed to be invested in one or more of the investment options listed in Exhibit C, be transferred, in increments of whole percents (1%) or whole dollars ($1.00) of the value of his or her Regular and Elective Deferral Amount between and among the then available investment options listed in Exhibit C (a "Reallocation Election"); provided that a Participant may not reallocate Regular and Elective Deferral Amounts previously credited to his or her Deferral Account and deemed to be invested in the Equitable Resources Common Stock Fund. A New Money Election or a Reallocation Election must be filed with the Committee in accordance with uniform rules established by the Committee. A Reallocation Election shall not change a Participant's existing New Money election. A Participant may direct investment of his or her Required Deferral Amounts under
Section 4.1(d) in the same manner as Regular and Elective Deferral Amounts, unless otherwise provided under the terms of the special benefit or bonus plan under which the award was made.

         The effective date of any New Money Election or Reallocation Election shall be the Valuation Date on which such election is received by the Committee in accordance with uniform rules established by the Committee. The Company is not required to follow any deemed investment election of any Participant and reserves the right to refuse to honor any Participant direction related to investments or withdrawals, including transfers among investment options, where necessary or desirable to assure compliance with applicable law including U.S. and other securities laws. However, the Company does not assume any responsibility for compliance by officers or others with any such laws, and any failure by the Company to delay or dishonor any such direction shall not be deemed to increase the Company's legal exposure to the Participant or third parties.

         The election of deemed investments among the options provided above shall be the sole responsibility of each Participant. The Company, the Employers, their employees and Committee members are not authorized to make any recommendation to any Participant with respect to such election. Each Participant assumes all risk connected with any adjustment to the value of his Deferral Account. Neither the Committee, the Company, nor the Employers in any way guarantees against loss or depreciation.

         5.6 INVESTMENT OF SPECIAL BONUS DEFERRAL AMOUNTS AND MATCHING AMOUNTS.

         Notwithstanding anything in Section 5.5 to the contrary, a Participant's Special Bonus Deferral Amounts under Section 4.1(b) and all amounts credited to a Participant's Matching Account under Section 4.2 shall be deemed to be invested in the Equitable Resources Common Stock Fund. A Participant shall have no right to direct the investment of his Special Bonus Deferral Amounts and the amounts to be credited to his Matching Account.

                                   ARTICLE VI

                               PAYMENT OF BENEFITS

         6.1 PAYMENT OF DEFERRAL BENEFITS.

         Except as otherwise provided in Sections 6.2, 6.3, 6.4 or 6.7 , the Employer shall pay to the Participant or his Beneficiary a Deferral Benefit equal to the balance of his or her vested Account determined pursuant to Article V, less any amounts previously distributed, based on his written Deferral Election, in such form as provided in Section 6.5.

         6.2 PAYMENT OF DEFERRAL BENEFIT UPON TERMINATION.

         Upon the termination of service of the Participant as an employee of the Employer and all Selected Affiliates for reasons other than death, Disability, Early Retirement or Retirement, the Employer shall pay to the Participant a Deferral Benefit in a lump sum equal to the balance of his or her vested Account determined pursuant to Article V, less any amounts previously distributed, as soon as administratively practicable following such termination.

         6.3 PAYMENTS TO BENEFICIARIES UPON DEATH OF PARTICIPANT.

         In the event of the Participant's death after commencement of installment payments but prior to his or her receipt of all elected annual installments, his or her Beneficiary will receive the remaining annual installments at such times as such installments would have become distributable to the Participant. In the event of the Participant's death prior to commencement of installment payments due under the Plan, the first installment payment to the Beneficiary, shall be made on the last business day of March in the calendar year following the calendar year during which the Participant's death occurs and shall be paid in the same form of payment as would have been applicable to the Participant had the Participant survived.

         6.4 HARDSHIP WITHDRAWAL.

         In the event that the Committee, upon the written request of a Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company shall pay to the Participant, as soon as practicable following such determination, an amount necessary to meet the emergency (the "Hardship Withdrawal"), but not exceeding the aggregate balance of such Participant's vested Deferral Account as of the date of such payment. For purposes of this Section 6.4, an "unforeseeable financial emergency" is an unanticipated emergency caused by an event that is beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the Participant or Beneficiary if an early hardship withdrawal were not permitted. The Participant or Beneficiary shall provide to the Committee such evidence as the Committee may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted.. The amount of a Hardship Withdrawal may not exceed the amount the Committee reasonably determines to be necessary to meet such emergency needs (including taxes incurred by reason of a taxable distribution). For purposes of the Plan, a hardship shall be considered to constitute an immediate and unforeseen financial hardship if the Participant or Beneficiary has an unexpected need for cash to pay for expenses incurred by him or her or a member of his or her immediate family (spouse and/or natural or adopted children) such as illness, casualty loss or death. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses will not by themselves be considered to be the result of an unforeseeable financial emergency. The amount of the Deferral Benefit otherwise payable under the Plan to such Participant shall be adjusted to reflect the early payment of the Hardship Withdrawal.

         6.5 FORM OF PAYMENT.

         The Deferral Benefit payable pursuant to Section 6.1 shall be paid in one of the following forms, as elected by the Participant in his or her Deferral Election on file with respect to the particular year to which the Deferral Benefit relates:

                  (a) Annual payments of a fixed amount which shall amortize the vested Account balance as of the payment commencement date over a period of five, ten or fifteen years (together, in the case of each annual payment, with interest thereon credited after the payment commencement date pursuant to
Section 5.2).

                  (b) A lump sum.

         In the event a Participant fails to make a distribution election, his or her vested Account balance shall be distributed in a lump sum.
Notwithstanding the foregoing, that portion of a Participant's Account attributable to Special Bonus Deferral Amounts and all Matching Amounts shall be paid in Common Stock of the Company, with any fractional shares paid in cash in a lump sum.

         The Participant's Deferral Election with respect to a particular year shall, when made, specify the year or years of payment of the Deferral Amount provided that the payment may not commence earlier than the year following the Plan Year to which the Deferral Election relates.

         6.6 COMMENCEMENT OF PAYMENTS.

         Commencement of payments under Section 6.1 of the Plan shall begin within 60 days following (i) receipt of written notice by the Committee of an event which entitles a Participant (or a Beneficiary) to payments under the Plan or (ii) the beginning of the particular year elected by the Participant in a Deferral Election to which the benefits payable relate.

         6.7 SMALL BENEFIT.

         In the event the Committee determines that the balance of a Participant's vested Account is less than $5,000 at the time of commencement of payments, or the portion of the balance of the Participant's vested Account payable to any Beneficiary is less than $5,000 at the time of commencement of payments, the Committee may inform the Employer and the Employer, in its discretion, may choose to pay the benefit in the form of a lump sum payment, notwithstanding any provision of the Plan or a Participant election to the contrary. Such lump sum payment shall be equal to the balance of the Participant's vested Account or the portion thereof payable to a Beneficiary.

                                   ARTICLE VII

                             BENEFICIARY DESIGNATION

         7.1 BENEFICIARY DESIGNATION.

         Each Participant shall have the sole right, at any time, to designate any person or persons as his Beneficiary to whom payment under the Plan shall be made in the event of his or her death prior to complete distribution to the Participant of his or her Account. Any Beneficiary designation shall be made in a written instrument provided by the Committee. All Beneficiary designations must be filed with the Committee and shall be effective only when received in writing by the Committee. In the event that a Beneficiary form has not been filed, the Beneficiary to whom payment has been designated under the Savings Plan shall be used.

         7.2 CHANGE OF BENEFICIARY DESIGNATION.

         Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all Beneficiary designations previously filed but which will not be effective and supersede all prior designations until it is received and acknowledged by the Committee or its delegate. The designation of a Beneficiary may be made or changed at any time without the consent of any person.

         7.3 NO DESIGNATION.

         If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate.

         7.4 EFFECT OF PAYMENT.

         Payment to a Participant's Beneficiary (or, upon the death of a primary Beneficiary, to the contingent Beneficiary or, if none, to the Participant's estate) shall completely discharge the Employer's obligations under the Plan.

                                  ARTICLE VIII

                                 ADMINISTRATION

         8.1 COMMITTEE.

         The administrative committee for the Plan (the "Committee") shall be the Benefits Administration Committee of the Company. The Committee shall have
(i) complete discretion to supervise the administration and operation of the Plan, (ii) complete discretion to adopt rules and procedures governing the Plan from time to time, and (iii) sole authority to give interpretive rulings with respect to the Plan.

         8.2 INVESTMENTS.

         The Benefits Investment Committee of the Company shall have the sole discretion to choose the investment options available under the Plan and to change or eliminate such investment options, from time to time, as it deems appropriate.

         8.3 AGENTS.

         The Committee may appoint an individual, who may be an employee of the Company, to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

         8.4 BINDING EFFECT OF DECISIONS.

         Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan shall be final and binding upon all persons having any interest in the Plan.

         8.5 INDEMNIFICATION OF COMMITTEE.

         The Company shall indemnify and hold harmless the members of the Committee and the Benefits Investment Committee and their duly appointed agents under Section 8.3 against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee or Benefits Investment Committee.

                                   ARTICLE IX

                        AMENDMENT AND TERMINATION OF PLAN

         9.1 AMENDMENT.

         The Company, on behalf of itself and of each Selected Affiliate may at any time amend, suspend or reinstate any or all of the provisions of the Plan, except that no such amendment, suspension or reinstatement may adversely affect any Participant's Account, as it existed as of the day before the effective date of such amendment, suspension or reinstatement, without such Participant's prior written consent. Written notice of any amendment or other action with respect to the Plan shall be given to each Participant.

         9.2 TERMINATION.

         The Company, on behalf of itself and of each Selected Affiliate, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever unless otherwise provided by the special benefit or bonus plan governing a particular account. Upon termination of the Plan, Participants shall be 100% vested in all amounts credited to their Accounts. On and after Plan termination, the Committee shall take those actions necessary to administer any Accounts existing prior to the effective date of such termination; provided, however, that a termination of the Plan shall not adversely affect the value of a Participant's Account, the crediting of investment return under Section 5.2 or the timing or method of distribution of a Participant' s Account except as otherwise provided in the Plan, without the Participant's prior written consent.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 FUNDING.

         Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or claim in any property or assets of the Employer or the Company. The Employer's and the Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer or the Company to pay money in the future. To the extent that any Participant or Beneficiary or other person acquires a right to receive payments under the Plan, such right shall be no greater than the right, and each Participant and Beneficiary shall at all times have the status, of a general unsecured creditor of the Company or any Employer. Notwithstanding the foregoing, in the event of a Change in Control, the Company shall create an irrevocable trust, subject to the claim of creditors, or before such time the Company may create such an irrevocable or revocable trust, to hold funds to be used in payment of the obligations of Employers under the Plan if such trust will not cause the Plan to be considered a funded deferred compensation plan under ERISA or the Code. In the event of a Change in Control or prior thereto, the Employers shall fund such trust in an amount equal to not less than the total value of the Participants' Accounts under the Plan as of the Valuation Date immediately preceding the Change in Control, provided that any funds contained therein shall remain liable for the claims of the respective Employer's general creditors.

         10.2 NONASSIGNABILITY.

         No right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them) shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit (including the Deferral Account) to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declaration" with the Clerk of the Company and making reasonable efforts to deliver a copy to the Participant or Beneficiary whose interest is adversely affected (the "Terminated Participant").

         As long as the Terminated Participant is alive, any benefits affected by the termination shall be retained by the Employer and, in the Committee's sole and absolute judgment, may be paid to or expended for the benefit of the Terminated Participant, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner and at such times as the Committee shall deem proper. Upon the death of the Terminated Participant, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of the Plan that would apply if he or she died prior to the time that all benefits to which he or she was entitled were paid to him or her.

         10.3 LEGAL FEES AND EXPENSES.

         It is the intent of the Company and each Selected Affiliate that no Eligible Employee or former Eligible Employee be required to incur the expenses associated with the enforcement of his or her rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to an Eligible Employee hereunder. Accordingly, if after a Change in Control it should appear that the Employer has failed to comply with any of its obligations under this Plan or in the event that the Employer or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Eligible Employee the benefits intended to be provided to such Eligible Employee hereunder, the Employer irrevocably authorizes such Eligible Employee from time to time to retain counsel of his or her choice, at the expense of the Employer as hereafter provided, to represent such Eligible Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Employer or any director, officer, stockholder or other person affiliated with the Employer in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Employer and such counsel, the Employer irrevocably consents to such Eligible Employee's entering into an attorney-client relationship with such counsel, and in that connection the Employer and such Eligible Employee agree that a confidential relationship shall exist between such Eligible Employee and such counsel, The Employer shall pay and be solely responsible for any and all attorneys' and related fees and expenses incurred by such Eligible Employee as a result of the Employer's failure to perform under this Plan or any provision thereof; or as a result of the Employer or any person contesting the validity or enforceability of this Plan or any provision thereof. Notwithstanding the foregoing, nothing herein shall require the Company to pay any attorney or related fees and expenses or to consent to an Employee's use of counsel retained by the Company prior to the occurrence of a Change in Control.

         10.4 CAPTIONS.

         The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.

         10.5 GOVERNING LAW.

         The provisions of the Plan shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws provisions.

         10.6 SUCCESSORS.

         The provisions of the Plan shall bind and inure to the benefit of the Company, its Selected Affiliates, and their respective successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or a Selected Affiliate and successors of any such Company or other business entity.

         10.7 RIGHT TO CONTINUED SERVICE.

         Nothing contained herein shall be construed to confer upon any Eligible Employee the right to continue to serve as an Eligible Employee of the Employer or in any other capacity.

                                    EXHIBIT A

RE:      SECTION 3.1 - DESCRIPTION OF ELIGIBLE EMPLOYEES


THE COMMITTEE HAS DETERMINED THAT THE FOLLOWING NAMED INDIVIDUALS OR GROUPS OF PERSONS OR DESCRIPTIONS OF THE COMPONENTS OF COMPENSATION OF AN INDIVIDUAL WHICH WOULD QUALIFY INDIVIDUALS WHICH ARE ELIGIBLE TO PARTICIPATE IN THE PLAN AS ELIGIBLE EMPLOYEES:

            Employees classified in Company salary grade 18 and above

                                    EXHIBIT B

RE:      SECTION 4.1 - AMOUNT OF DEFERRAL

AS OF THE DATE ABOVE, AND EFFECTIVE UNTIL THIS EXHIBIT IS MODIFIED BY THE COMMITTEE, THE TABLE BELOW INDICATES THE TYPES OF COMPENSATION WHICH ARE ELIGIBLE FOR INCOME DEFERRAL AT THE ASSIGNED PERCENTAGES AS NOTED:


---------------------------------------------------------------------------------------------------------

   TYPE OF COMPENSATION               MAXIMUM PERCENTAGE                     OTHER LIMITATIONS
                                      THAT CAN BE DEFERRED
----------------------------------------------------------------------------------------------------------

Base Salary                        N/A                                Any amount over IRS limit

----------------------------------------------------------------------------------------------------------

Bonus under annual Short-Term      100%                               In increments of 1% or the entire
Incentive Plans                                                       amount of the Bonus awarded in
                                                                      excess of a stated dollar amount.
----------------------------------------------------------------------------------------------------------

                                    EXHIBIT C

RE:  SECTION 2.21 - INVESTMENT RETURN RATE

The following are the investment options that are used in determining the Investment Return Rate under the Plan.



-------------------------------------------------------------------------------
             Account Name                                   Ticker Symbol
-------------------------------------------------------------------------------
Equitable Resources Common Stock Fund                            EQT
-------------------------------------------------------------------------------
Putnam International Growth Fund                                POVSX
-------------------------------------------------------------------------------
Putnam OTC & Emerging Growth Fund                               POEGX
-------------------------------------------------------------------------------
Putnam Voyager Fund                                             PVOYX
-------------------------------------------------------------------------------
Putnam Vista Fund                                               PVISX
-------------------------------------------------------------------------------
The George Putnam Fund of Boston                                PGEOX
-------------------------------------------------------------------------------
The Putnam Fund for Growth and Income                           PGRWX
-------------------------------------------------------------------------------
Putnam Income Fund                                              PINCX
-------------------------------------------------------------------------------
PIMCO Total Return Fund                                         PTRAX
-------------------------------------------------------------------------------
Putnam Asset Allocation: Growth                                 PAEAX
-------------------------------------------------------------------------------
Putnam Asset Allocation: Balanced                               PABAX
-------------------------------------------------------------------------------
Putnam Asset Allocation: Conservative                           PACAX
-------------------------------------------------------------------------------